UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aigo Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4th floor, Building No. 26, Ju Yuan Zhou Garden,

Jinshan Industrial Zone, 618 Jinshan Avenue, Jianxin Town,

Fuzhou City, Fujian Province, China 350028

(Address of principal executive offices, zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$0.00025 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289766

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, par value US$0.00025 per share, of Aigo Holding Limited (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-289766) initially filed with the Securities and Exchange Commission on August 21, 2025, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference. Copies of such description will be filed with The Nasdaq Stock Market LLC.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aigo Holding Limited

By:	/s/ Fufei Lin
Name:	Fufei Lin
Title:	Chief Executive Officer

October 16, 2025

2